As filed with the Securities and Exchange Commission on June 13, 2002
                         Registration Statement No. 333-
 ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              BALDWIN & LYONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                INDIANA                             35-016033
      (State or Other Jurisdiction               (I.R.S. Employer
   of Incorporation or Organization)          Identification Number)

                           1099 NORTH MERIDIAN STREET
                           INDIANAPOLIS, INDIANA 46204
                    (Address of Principal Executive Offices)

                              BALDWIN & LYONS, INC.
                            2002 STOCK PURCHASE PLAN
                            (Full Title of the Plans)


                                             COPY TO:
     G. PATRICK CORYDON,                     JEFFREY B. BAILEY, ESQ.
       SENIOR VICE PRESIDENT                 LEAGRE CHANDLER & MILLARD LLP
     BALDWIN & LYONS, INC.                   135 NORTH PENNSYLVANIA STREET,
     1099 NORTH MERIDIAN STREET              SUITE 1400
     Indianapolis, Indiana 46204             Indianapolis, Indiana 46204
(317) 636-9800                               (317) 808-3000

  (Name, address and telephone
  number, including area code,
      of Agent for Service)

                         -------------------------------

                                       CALCULATION OF REGISTRATION FEE


                                                         Proposed Maximum     Proposed Maximum
                                        Amount to be    Offering Price Per   Aggregate Offering      Amount of
Title of Securities to be Registered   Registered (1)       Share (2)            Price (2)        Registration Fee
------------------------------------   --------------   ------------------   ------------------   ----------------

Class B Common Stock, no par value           371,200          $22.63              $8,400,256             $773

(1) Represents number of shares of Class B Common Stock available for issuance pursuant to the Baldwin & Lyons, Inc. 2002 Stock Purchase Plan.
(2) Calculated pursuant to Rule 457(c) and (h) for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the NASDAQ National Market System on June 11, 2002, which is a date within 5 business days prior to the filing of this Registration Statement.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.      PLAN INFORMATION.

     Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to
Part I of Form S-8.

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Baldwin & Lyons, Inc. 2002 Stock Purchase Plan that are covered by this Registration Statement are available without charge by contacting G. Patrick Corydon, Senior Vice President, at (317) 636-9800.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the registrant, Baldwin & Lyons, Inc. (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

     (a) Annual Report on Form 10-K filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Registrant's fiscal year ended December 31, 2001.

     (b) Quarterly Report on Form 10-Q filed with the Commission pursuant to the Exchange Act for the Registrant's fiscal quarter ended March 31, 2002.

      (c) The description of the Registrant's Class B Common Stock contained in the Registrant's Registration Statement on Form S-2 filed under the Securities Act of 1933 and effective July 23, 1986.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Indiana Business Corporation Law, to which the Registrant is subject, an Indiana corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made or threatened to be made, a party by reason of being or having been in any such capacity, or arising out of his status as such, provided that the person acted in good faith and reasonably believed that his conduct was in the best interest of the corporation or at least not opposed to its best interests and, in the case of any criminal proceeding, the individual either (i) had reasonable cause to believe that the individual's conduct was lawful; or (ii) had no reasonable cause to believe that the individual's conduct was unlawful. The Registrant's Articles of Incorporation provide that the Registrant has power to indemnify its directors, officers and employees for those expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which such person is made a party be reason of being or having been such a director, officer or employee. The indemnification will include expenses (including attorney's fees), judgments, fines and amounts paid in settlement and reasonably incurred in connection with the suit, action or proceeding and any appeal therefrom.

     Moreover, such indemnification is not to be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation, by-laws, resolution or other authorization adopted at any time, after notice, by a majority vote of all the voting shares then issued and outstanding.

     Under the same statute, an Indiana corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the
provisions of the Indiana Business Corporation Law.   The Registrant's officers
and directors are entitled to indemnification under an insurance policy of the Registrant for expenditures incurred by them in connection with certain acts in their capacities as such and providing reimbursement to the Registrant for expenditures in indemnifying such directors and officers for such acts. The maximum aggregate coverage for the Registrant and insured individuals is $15 million for claims made during each policy year, with the policies subject to self-retention and deductible provisions.

     At present, there are no claims, actions, suits or proceedings pending for which indemnification would be required under the above, and the Registrant does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.


ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.      EXHIBITS.

     The following exhibits are filed herewith:

EXHIBIT NO.    DESCRIPTION
-----------    ---------------------------------------------------------------

5 Opinion of Leagre Chandler & Millard LLP, regarding legality of securities being offered, including consent.

23             Consent of Ernst & Young LLP.

24             Power of Attorney.

99.1           Reoffer Prospectus.


ITEM 9.     UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on this 13th day of June, 2002.

                              BALDWIN & LYONS, INC.


                              By /S/ GARY W. MILLER
                                --------------------------
                              Gary W. Miller, Chairman and
                              CEO

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.



          DATE                     SIGNATURE AND TITLE
-------------------------     --------------------------------------


June 13, 2002                 /S/ Gary W. Miller
-------------------------                 --------------------------------------
Gary W. Miller, Chairman and CEO;
                              Director (Principal Executive Officer)

June 13, 2002                 /S/ G. Patrick Corydon
-------------------------                 --------------------------------------
               G. Patrick Corydon, Senior Vice
                              President-Finance and CFO (Principal
                              Financial Officer and Principal
                              Accounting Officer)

June 13, 2002                 /S/ Joseph DeVito
-------------------------                 --------------------------------------
               Joseph DeVito, Director and Executive
                              Vice President

June 13, 2002                 /S/ James Good
-------------------------                 --------------------------------------
James Good, Director and Executive
                              Vice President

June 13, 2002                 /S/ Stuart D. Biltion
-------------------------                 --------------------------------------
               Stuart D. Bilton, Director

June 13, 2002                 /S/ Otto N. Frenzel III
-------------------------                 --------------------------------------
Otto N. Frenzel III, Director

June 13, 2002                 /S/ John M. O'Mara
-------------------------                 --------------------------------------
John M. O'Mara, Director

June 13, 2002                 /S/ Thomas H. Patrick
-------------------------                 --------------------------------------
               Thomas H. Patrick, Director


June 13, 2002                 /S/ Nathan Shapiro
-------------------------                 --------------------------------------
               Nathan Shapiro, Director

June 13, 2002                 /S/ Norton Shapiro
-------------------------                 --------------------------------------
               Norton Shapiro, Director

June 13, 2002                 /S/ John D. Weil
-------------------------                 --------------------------------------
               John D. Weil, Director

June 13, 2002                 /S/ Robert Shapiro
-------------------------                 --------------------------------------
               Robert Shapiro, Director

June 13, 2002                 /S/ John Pigott
-------------------------     --------------------------------------
John Pigott, Director

EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    ---------------------------------------------------------------


5 Opinion of Leagre Chandler & Millard LLP, regarding legality of ecurities being offered, including consent.

23             Consent of Ernst & Young LLP.

24             Power of Attorney.

99.1           Reoffer Prospectus.